Exhibit 10.5	English Translation

Domain Names Transfer Agreement

Party A: Baidu Online Network Technology (Beijing) Co., Ltd.

Address:12/F., Ideal International Plaza, No. 58 North-West 4th Ring, Beijing, PRC 100080

Legal	Representative: Xu Yong
Contact	Persons: Wu Jing Chuan, Liu Ji Ping
Telephone:	(010) 82621188, 13801239435, 13809882810

Party B: Li Xing Ping

Address: Xin Bei Town, Mi Zhai She Ling Xia, Xing Ling Municipal, Guangdong Province, PRC 514500

Identification Number: 441425790608387

Telephone: (0753) 3350019

WHEREAS:

1.	Party A is a wholly foreign owned enterprise established in accordance with the laws of People’s Republic of China;

2.	Party B legally owns a series of domain name of the websites of www.hao123.com, www.hao123.net, www.hao222.com, www.hao222.net (collectively referred to as “hao123-Home of Web Addresses”) and the operation and management rights of “hao123-Home of Web Addresses”;

NOW THEREFORE, through friendly consultation and agreement of both Party A and Party B, the parties hereby enter into this Domain Names Transfer Agreement:

1.	Party B agrees to transfer “hao123-Home of Web Addresses” to Party A or its designated third party, the subject of the transfer includes: (1) the ownership right of the domain name of the websites of www.hao123.com, www.hao123.net, www.hao222.com, www.hao222.net (hereinafter referred to as “Series Domain Names”); (2) the database and all original procedural codes of “hao123-Home of Web Addresses” corresponding to the Series Domain Names; (3) all trademarks and copyrights (if any) relating to “hao123-Home of Web Addresses” and Series Domain Names; (4) all promotional cooperative agreements that Party B entered or executed in the name of “hao123-Home of Web Addresses” ;

2.

Party A or its designated third party agrees to accept the transfer of “hao123-Home of Web Addresses” and agrees to pay a total of RMB 10 million in cash as the transfer fee (after tax). Party A or its designated third party is responsible to withhold and pay in lieu the taxes relating to this transfer fee. The specific manner of handover shall be: both parties execute the Websites Transfer Agreement, Party B transfers to Party A or its designated third party the right of change of Series Domain Names (that is the login user name and password in WHOIS of the American domain name registration organization and the registration message

Exhibit 10.5	English Translation

of the Chinese domain name registration business HiChina (www.net.cn) and the user name and password of DNS service) and the database and all original procedural code of “hao123-Home of Web Addresses”. The transfer date of “hao123-Home of Web Addresses” is the date of handover. After the Series Domain Names are changed to Party A or its designated third party, Party A or its designated third party shall pay a total of RMB 10 million to Party B’s designated account within 24 hours. The date when Party A or its designated third party pays shall be the completion date of the transfer of “hao123- Home of Web Addresses”.

The payment amount and account designated by Party B are as follows:

Bank of China, Guangdong Province, Xingning Municipal Branch, Ning Jiang Distribution Department:

Account No.	Account Holder	Payment Amount	Account No.	Account Holder	Payment Amount
4770804 0188 008948 7	Li Xing Ping	1 million	4770804 0188 008014 5	Li Yu Min	1 million

4770804 0188 008168 0	Huang Xiao Mei	1 million	4770804 0188 009615 7	Li Yan Ling	1 million

4770801 0188 020523 8	Li Xing Ping	1 million	4770804 0188 003096 2	Li Yu Min	1 million

China Construction Bank, Guangdong Province, Xingning Municipal Branch, Savings Desk

Account No.	Account Holder	Payment Amount	Account No.	Account Holder	Payment Amount
320501 01001 10124110	Li Xing Ping	1 million	320501 01001 10170485	Huang Xiao Mei	1 million

320501 01001 10170477	Li Yu Min	1 million	320503 01001 10101023	Li Xing Ping	1 million

3.	After the relevant websites transfer procedures of “hao123-Home of Web Addressess” are completed, Party A agrees to cause a total of 40,000 ordinary shares of Baidu.com, Inc to be granted to Party B.

4.	From the transfer date of “hao123-Home of Web Addresses”, Party A or its designated third party shall be responsible for the operation and management of “hao123-Home of Web Addresses.” The proceeds arising out of this shall vest in Party A or its designated third party. Within 12 months after the completion date of the transfer of “hao123-Home of Web Addresses”, Party B agrees to continue to assist Party A in managing and maintenance work of “hao123-Home of Web Addresses”. Party B agrees to use the QQ163 kind of websites it owns to cause new user to set up “hao123-Home of Web Addresses” as the home page by way of pop-up windows in order to continue to increase the number of visits to “hao123-Home of Web Addresses”; if, within 12 months after the completion of the transfer, the daily average of the number of visits of the aforesaid websites is not lower than the daily average of the number of visit of the month of the completion of the transfer, Party A agrees to pay to Party B a lump sum of RMB 1 million in cash of transfer fee (after tax).

Exhibit 10.5	English Translation

5.	All promotional cooperation (see Appendix) entered or executed prior to the transfer of “hao123-Home of Web Addresses” shall be fully disclosed to Party A so that Party A or its designated third party can continue to perform. All proceeds acquired out of this shall be vested in Party A or its designated third party. For operational convenience, Party B shall assist to replace the banking account information relating to the aforesaid promotional business with the account number information of Party A or its designated third party. Party B shall guarantee that none of any other agreement relating to “hao123-Home of Web Addresses” is signed with any third party other than the aforesaid agreements; otherwise, it shall constitute a fundamental default.

6.	Party A or its designated third party shall not undertake any responsibility, obligation, compensation or loss arises in relation to “hao123-Home of Web Addresses” and Series Domain Names prior to the transfer date. Party B shall fully compensate Party A or its designated third party any loss (if any) as a result of the aforementioned. Party B shall solely undertake all debt disputes, industrial and business tax, technology, intellectual property and other legal disputes prior to the transfer date. If loss is caused to Party A or its designated third party, Party B shall bear its loss.

7.	Party B agrees to continue to provide proactive assistance to Party A or its designated third party in order to complete a smooth handover of the Series Domain Names and management. Party B shall assist Party A or its designated third party to administer all governmental approval, consent, permit, record changing formalities in relation to the operation of “hao123-Home of Web Addresses” after the transfer of “hao123-Home of Web Addresses”.

8.	Party B undertakes not to individually or cooperate with others to operate or to operate in other manners of participation in websites same as or similar to “hao123-Home of Web Addresses” within 24 months after the execution of this Agreement and not to consult, work or serve other websites same as or similar to “hao123-Home of Web Addresses”; otherwise, it shall constitute a fundamental default.

9.	Parties’ confidential agreement: without the written permission of the other party, any party agrees not to disclose to any third party this transfer and any detail information of this transfer.

10.	If dispute arises during the performance of this Agreement, it shall be resolved through consultation. If consultation fails, both parties agree to submit such dispute to Beijing City Arbitration Commission for arbitration in accordance with its rules. The arbitration result shall be final and binding upon both parties.

11.	This Agreement has four originals; each party holds two originals. It shall be effective from the day this Agreement is signed and sealed by both parties.

Exhibit 10.5	English Translation

12.	The validity, interpretation, and performance of this Agreement shall be governed by the laws of the People’s Republic of China.

Party A: Baidu Online Network Technology (Beijing) Co., Ltd.

Representative signature: /s/ Xu Yong

Sealed: August 9, 2004

Date: July 30, 2004

Party B: Li Xing Ping

Signed by: /s/ Li Xing Ping

Sealed: August 4, 2004

Date:

Exhibit 10.5	English Translation

Appendix: All cooperative projects of “hao123-Home of Web Addresses” currently in effect are as follows (except Baidu Search):

1.	“hao123-Home of Web Addresses” promotes for eBay;

2.	“hao123-Home of Web Addresses” promotes by short message alliance to form TOM;

3.	“hao123-Home of Web Addresses” promotes for 263 mailbox;

4.	“hao123-Home of Web Addresses” promotes for music.com.tw;

5.	“hao123-Home of Web Addresses” promotes for PC Online;

6.	“hao123-Home of Web Addresses” promotes for dongdong.com